UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MARCH 6, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Rockefeller Center 1230 Avenue of the Americas - 7th Floor New York, NY 10020 (Address of principal executive offices)

(917) 639-4305 (Registrant's telephone number, including area code)

3960 Howard Hughes Parkway- 5th Floor
Las Vegas, Nevada 89169
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01:	Changes in Registrant’s Certifying Accountant.

On March 6, 2008, 4C Controls Inc. (the “Company”) dismissed its independent auditor, Manning Elliott LLP. Effective as of March 6, 2008, the Company has retained Paritz & Company, P.A., as its independent auditor.

During the Company's two most recent fiscal years the opinion of Manning Elliott LLP on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows. Each of the independent auditor's reports of Manning Elliott LLP dated February 23, 2007 (for the year ended December 31, 2006) and February 7, 2006 (for the year ended December 31, 2005) contained "going concern" qualifications. This qualification in each report indicated that Company has not generated any revenue and has accumulated losses since inception and will need additional equity financing to begin realizing its business plan and stressed the absence of any resulting adjustments in the financial statements; thus raising substantial doubts regarding the Company's ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with Manning Elliott LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Manning Elliott LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company has provided Manning Elliott LLP with a copy of this Amendment prior to its filing with the Securities and Exchange Commission (the "Commission") and has received a letter addressed to the Commission stating that they agree with the statements made by the Company in response to this Item 4.01, attached hereto as Exhibit 16.1.

The decision to change auditors was approved by the Audit Committee of the Company's Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibits

Exhibit 16.1	Letter of Manning Elliott LLP to the Commission, dated as of March 6, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By: /s/ Barbara Salz
Name: Barbara Salz
Title: Corporate Secretary

Date: March 6, 2008